UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2019
Conformis, Inc.
(Exact Name of Company as Specified in Charter)

Delaware	001-37474	56-2463152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Technology Park Drive
Billerica, MA 01821
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 345-9001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	CFMS	The Nasdaq Global Select Market

☑
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☑

Item 1.01	Entry into a Material Definitive Agreement

New Credit Agreement

On June 25, 2019, Conformis, Inc. (the “Company”) entered into a new loan and security agreement (the “New Credit Agreement”) with Innovatus Life Sciences Lending Fund I, LP (“Innovatus”), as a collateral agent and lender, East West Bank (the “Bank”) and the other lenders party thereto from time to time (collectively, the “Lenders”), pursuant to which the Lenders agreed to make term loans and a revolving credit facility to the Company to repay existing indebtedness, for working capital and general business purposes, in a principal amount of up to $30 million.

The term loan facility established under the New Credit Agreement is secured by substantially all of the Company’s and its U.S. subsidiaries’ properties, rights and assets.

The term loan under the New Credit Agreement bears interest at a floating annual rate calculated at the greater of the variable rate of interest as most recently announced by the Bank as prime or 5.50%, plus 3.75% (“Term Loan Basic Interest Rate”). The Company is required to make monthly interest only payments in arrears on the term loan for four years; provided that the Company has elected to pay 2.50% per annum of such Term Loan Basic Interest Rate in-kind by adding an amount equal to 2.50% per annum of the outstanding principal amount to the then outstanding principal balance on a monthly basis until the third anniversary of the New Credit Agreement. Commencing on July 1, 2023, and continuing on the payment date of each month thereafter, the Company is required to make consecutive equal monthly payments of principal of the term loan, together with accrued interest, in arrears, to the Lenders. All unpaid principal, accrued and unpaid interest with respect to the term loan, and a final fee in the amount of 5.0% of the term loan commitment, is due and payable in full on the term loan maturity date of June 1, 2024. Under the New Credit Agreement, the Bank will make loans of up to $10,000,000 from time to time outstanding, subject to availability based on a borrowing base equal to (i) 85.00% of eligible accounts, subject to a maximum of 2.50% dilution based upon collections, minus (ii) the Company’s foreign accounts receivable credit insurance’s outstanding co-payment and minimum annual deductible (that has not been used at the applicable time). Advances under the revolving credit facility bear interest at a rate of 0.50% above the Bank’s prime rate. Interest on the revolving advances is payable monthly in arrears and the principal is due in full on June 1, 2024.

At the Company’s option, the Company may prepay all, but not less than all, of the term loans advanced by the Lenders under the term loan facility after the first year, subject to a prepayment fee and an amount equal to the sum of all outstanding principal of the term loans plus accrued and unpaid interest thereon through the prepayment date, a final fee, plus all other amounts that are due and payable, including the Lenders’ expenses and interest at the default rate with respect to any past due amounts.

The New Credit Agreement also includes customary representations, affirmative and negative covenants, including a trailing six months revenue test, a liquidity covenant and a revolving line liquidity covenant. Additionally, the New Credit Agreement includes events of default, the occurrence and continuation of which could cause interest to be charged at the rate that is otherwise applicable plus 5.0% and would provide Innovatus, as collateral agent, with the right to exercise remedies against the Company and the collateral securing the credit facility, including foreclosure against assets securing the credit facilities, including the Company’s cash. These events of default include, among other things, the Company’s failure to pay any amounts due under the credit facility, a breach of covenants under the credit facility, the Company’s insolvency, a material adverse change, the occurrence of any default under certain other indebtedness in an amount greater than $250,000, one or more judgments against us in an amount greater than $500,000, changes with respect to governmental approvals and FDA actions.

The term loan under the New Credit Agreement replaces the Company’s prior credit facility established under the Loan and Security Agreement with Oxford Finance LLC, as a collateral agent, and the lenders party thereto from time to time, dated as of January 6, 2017, as amended by that certain First Amendment to Loan and Security Agreement dated as of March 9, 2017, that certain Second Amendment to Loan and Security Agreement dated as of June 30, 2017, that certain Third Amendment to Loan and Security Agreement dated as of December 18, 2017, that certain Fourth Amendment to Loan and Security Agreement dated as of July 31, 2018 and that Fifth Amendment to Loan and Security Agreement dated as of December 13, 2018.

Investment Agreement
On June 25, 2019, the Company entered into an investment agreement (the “Investment Agreement”) with Innovatus, Innovatus Life Sciences Offshore Fund I, LP and Innovatus Life Sciences Offshore Fund I-A, LP (collectively, the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors an aggregate of 775,194 shares of the Company’s common stock, par value $0.00001 per share (the “Shares”), in a private placement (the “Private Placement”). The Investors paid $3.87 per Share.
The Private Placement closed on June 25, 2019. The Company received aggregate gross proceeds from the Private Placement of approximately $3.0 million, before deducting expenses associated with the transaction.
The Company has granted the Investors specified indemnification rights with respect to its representations, warranties, covenants and agreements under the Investment Agreement.

Registration Rights Agreement
Also on June 25, 2019, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company agreed to register for resale the Shares held by the Investors under certain circumstances. Under the Registration Rights Agreement, in the event that the Company receives a written request from the Investors that the Company file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement covering the resale of all of the Shares, the Company shall promptly but no later than 120 days after the date of such request prepare and file with the SEC such registration statement. The Investors have agreed to use best efforts not to make such a request, including by effecting any planned sales of Shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). The Company has agreed to use commercially reasonable efforts to cause such registration statement to become effective and to keep such registration statement effective until the date the Shares covered by such registration statement have been sold or may be resold pursuant to Rule 144 without restriction. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Shares.
The Company has granted the Investors customary indemnification rights in connection with the registration statement. The Investors have also granted the Company customary indemnification rights in connection with the registration statement.

The foregoing descriptions of the Investment Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Investment Agreement and the Registration Rights Agreement, copies of which are filed as Exhibits 10.2 and 10.3 hereto, respectively, and incorporated by reference herein.
On June 25, 2019, the Company issued a press release announcing entry into the New Credit Agreement and the Private Placement. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The disclosure set forth in Item 1.01 above related to the Oxford Credit Agreement is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above related to the New Credit Agreement is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Investors in the Investment Agreement, the offering and sale of the Shares will be exempt from registration under Section 4(a)(2) of the Securities Act. The Shares will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the securities will not involve a public offering and will be made without general solicitation or general advertising. The Investors represented that they are accredited investors, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that they are acquiring the Shares for investment purposes only and not with a view to any resale, distribution or other disposition of the Shares in violation of the United States federal securities laws.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Loan and Security Agreement, dated as of June 25, 2019, by and among Conformis, Inc. and the other parties thereto.
10.2
Investment Agreement, dated as of June 25, 2019, by and among Conformis, Inc., Innovatus Life Sciences Lending Fund I, LP, Innovatus Life Sciences Offshore Fund I, LP and Innovatus Life Sciences Offshore Fund I-A, LP.

10.3
Registration Rights Agreement, dated as of June 25, 2019, by and among Conformis, Inc., Innovatus Life Sciences Lending Fund I, LP, Innovatus Life Sciences Offshore Fund I, LP and Innovatus Life Sciences Offshore Fund I-A, LP.

99.1*	Press Release of Conformis, Inc., dated June 25, 2019

*Furnished herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONFORMIS, INC.

Date: June 25, 2019	By:	/s/Paul S. Weiner
Paul S. Weiner
Chief Financial Officer